Exhibit 10.1


                                FLEET BANK - NH
                 AMENDED AND RESTATED COMMERCIAL LOAN AGREEMENT

BORROWERS' NAMES AND ADDRESS:

WPI GROUP, INC.                      DESCRIPTION OF LOANS:
WPI ELECTRONICS, INC.                  Revolving Line of Credit
WPI MAGNETEC, INC.                     Loan: $30,000,000.00
WPI MICRO PALM, INC.
WPI POWER SYSTEMS, INC.                Term Loan: $15,000,000.00
WPI TERMIFLEX, INC.
WPI MICRO PROCESSOR SYSTEMS, INC.    REVOLVING LINE OF CREDIT
WPI DECISIONKEY, INC.                INITIAL CREDIT REVIEW
WPI UK HOLDING, INC.                 DATE:  March 31, 1999
WPI UK HOLDING II, INC.
WPI OYSTER TERMINALS, INC.
WPI HUSKY COMPUTERS, INC.

1155 ELM STREET                      DATE OF THIS AGREEMENT:
MANCHESTER, NEW HAMPSHIRE 03101      December 26, 1997


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    THIS AMENDED AND RESTATED COMMERCIAL LOAN AGREEMENT (the "Agreement"), is
made as of the date set forth above, between the above named Borrowers, WPI GROUP, INC. (the "Parent"), and its wholly owned subsidiaries WPI ELECTRONICS, INC. ("WPI EI"), WPI MAGNETEC, INC. ("WPI MI"), WPI MICRO PALM, INC. ("WPI Palm"), WPI POWER SYSTEMS, INC. ("WPI Power"), WPI TERMIFLEX, INC. ("WPI TI"), WPI MICRO PROCESSOR SYSTEMS, INC. ("WPI Processor"), WPI DECISIONKEY, INC. ("WPI DK"), WPI UK HOLDING, INC. ("WPI UK"), WPI UK HOLDING II, INC. ("WPI UK II"), and WPI OYSTER TERMINALS, INC. ("WPI OTI"), each a New Hampshire corporation, (WPI EI, WPI MI, WPI Palm, WPI Power, WPI TI, WPI Processor, WPI DK, WPI UK, WPI UK II, and WPI OTI, collectively, the "NH Subsidiaries") and WPI HUSKY COMPUTERS, INC., a Florida corporation ("Husky"), all such corporations having their principal offices at 1155 Elm Street, Manchester, New Hampshire 03101 (the Parent, the NH Subsidiaries and Husky are hereinafter referred to individually and collectively as the "BORROWER"), and FLEET BANK - NH, a bank organized under the laws of the State of New Hampshire with a principal place of business at Mail Stop NHNA EO2A, 1155 Elm Street, Manchester, New Hampshire 03101 (the "BANK"), and amends and restates the Commercial Loan Agreement dated October 24, 1995 by and among the Bank, the Parent, WPI EI, WPI MI, WPI PALM, WPI POWER, and WPI TI, as amended by First Amendment to Commercial Loan Agreement and Loan Documents dated March

20, 1996 by and among the Bank and the Parent and certain of the NH Subsidiaries, Second Amendment to Commercial Loan Agreement and Loan Documents dated July 12, 1996 by and among the Bank, the Parent, and certain of the NH Subsidiaries, Third Amendment to Commercial Loan Agreement and Loan Documents dated February 27, 1997 by and among the Bank, the Parent, the NH Subsidiaries, and two of Parent's foreign subsidiaries, namely WPI Group (U.K.), a private unlimited company organized under the laws of England and Wales ("WPI G-UK"), and WPI Oyster-Termiflex Limited, a corporation organized under the laws of England and Wales ("WPI OTL"), and Fourth Amendment to Commercial Loan Agreement and Loan Documents dated as of June 20, 1997 (the "Fourth Amendment"), by and among the Bank, the Parent, the NH Subsidiaries, WPI G-UK, and WPI OTL (as amended, the "Original Loan Agreement"). The Original Loan Agreement is hereby amended and restated as set forth herein.

    The BANK has extended to BORROWER pursuant to the Original Loan Agreement, as amended and restated herein, the revolving line of credit and term loans described above, at the BORROWER'S request, and may from time to time hereafter extend other loans to BORROWER (each individually, a "Loan" and, collectively, the "Loans"). All of the Loans are, together with all other debts, liabilities and obligations of BORROWER to the BANK, direct or indirect, absolute or contingent, now existing or hereafter arising, hereinafter sometimes collectively referred to as the "Obligations". Each Loan is or shall be evidenced by a promissory note of near or even date herewith (individually a "Note" and collectively the "Notes"). In consideration for the release of WPI G-UK and WPI OTL as parties to the Original Loan Agreement and co-borrowers of the Loans, as well as the release of the Borrowers under the Original Loan Agreement from their undertakings in the Fourth Amendment respecting joinder to the Original Loan Agreement of Husky Computers Limited and Husky GmbH and the pledge of 100% of the capital stock/equity interests in the Foreign Subsidiaries and Husky GmbH, each Loan to the BORROWER and all of the other Obligations of the BORROWER are and shall be secured pursuant to (a) a security agreement by and between the BORROWER and the BANK of near or even date herewith (the "Security Agreement") whereby the BANK is granted a first security interest in all of the assets and other property interests of BORROWER, (b) a stock pledge agreement by and between the Parent, WPI UK, and WPI UK II and the BANK of near or even date herewith (the "Pledge Agreement"), pledging to the BANK all of the shares of stock of the NH Subsidiaries and Husky, and 66% of the shares of capital stock of WPI G-UK, WPI OTL and WPI Husky Computers Limited, a corporation organized under the laws of the United Kingdom and a wholly-owned subsidiary of the Parent (collectively, the "Foreign Subsidiaries"), and encumbering the remainder of the shares of the Foreign Subsidiaries with a negative pledge covenant to the BANK, (c) a negative pledge agreement of near or even date ("Negative Pledge Agreement") by and between the Parent, WPI UK, and WPI UK II and the BANK respecting all of the assets of the Foreign Subsidiaries,
and (d) certain other Loan Documents (as hereinafter defined).   In connection
with the Loans, the BORROWER may execute certain other documents, certificates and agreements, all of which are, together with this Agreement, the Notes, the Security Agreement, the Pledge Agreement, and the Negative Pledge Agreement, as all of the same may be hereafter amended, modified, revised, renewed, or extended, sometimes collectively referred to herein as the "Loan Documents".
The collateral herein described for the Loans, and any other collateral for the Loans granted or pledged to the BANK pursuant to the other Loan Documents is herein collectively referred to as the "Collateral."

    Each Loan, whether now existing or hereafter arising, is made upon and subject to the terms and conditions set forth in the Note evidencing such Loan, the other Loan Documents, and this Agreement. The terms, conditions, representations, warranties, and covenants set forth in this Agreement are in addition to, and not in limitation of, the terms, conditions, representations, warranties, and covenants set forth in the other Loan Documents. In the event of any conflict between the terms, conditions, representations, warranties and covenants contained in the Loan Documents, the term, condition, representation, warranty, or covenant which confers the greatest benefit upon the BANK shall control. The determination as to which term, condition, representation, warranty, or covenant is more beneficial shall be made by the BANK in its sole discretion and shall be binding upon the BORROWER. Where there is more than one BORROWER or guarantor hereunder, all of the terms, conditions, representations, warranties, and covenants set forth herein and in the other Loan Documents shall apply to, be binding upon, and be deemed to be made by each BORROWER and guarantor, jointly, severally, separately, and individually.

     IN CONSIDERATION OF the Loans made or to be made by BANK to the BORROWER, and of all other Obligations of the BORROWER to the BANK, BORROWER and BANK hereby agree as follows:

I.   REVOLVING LINE OF CREDIT LOAN.     The Revolving Line of Credit Loan first
described above (the "Revolving Line of Credit Loan") made available by the BANK to the BORROWER shall be upon and subject to the terms and conditions set forth in the Note evidencing the Revolving Line of Credit Loan, the other Loan Documents, and this Agreement.

     A. Maximum Available Amount.  The aggregate maximum principal amount
        ------------------------
available to the BORROWER under the Revolving Line of Credit Loan shall be up to THIRTY MILLION DOLLARS ($30,000,000.00).

     B. Advances.  The Revolving Line of Credit Loan shall be disbursed,
        --------
advanced, re-advanced, and repaid as provided in the Note evidencing the
Revolving Line of Credit Loan and this Agreement.   The Parent, for and on
behalf of each BORROWER, may request advances and re-advances be made to the BORROWER orally or in writing from time to time in accordance with such procedures as BANK may reasonably impose in an amount such that the aggregate amounts outstanding under the Revolving Line of Credit Loan do not exceed the maximum available amount as determined under Paragraph A of this Section I
above.   Notwithstanding any other provision of this Agreement, no advances or re-advances shall be made by BANK to the BORROWER at any time an Event of Default (as hereinafter defined) exists under this Agreement or the Loan Documents, or any condition exists which, if not cured, would with the passage of time or the giving of notice, or both, constitute such an Event of Default. At the time of each advance and re-advance under the Revolving Line of Credit Loan the BORROWER shall immediately become indebted to the BANK for the amount
thereof.   Each such advance or re-advance may be credited by the BANK to any deposit account of any BORROWER with the BANK, be paid to any BORROWER, or
applied to any Obligation.   Each BORROWER hereby acknowledges and agrees that
the Parent shall have sole and exclusive authority to request advances and re-advances under the Revolving Line of Credit Loan, and the interest rate to apply with respect thereto (as hereinafter provided), for each BORROWER, and that that Bank shall be entitled to rely upon such authority.

     C. Review.  The Revolving Line of Credit Loan shall be subject to review
        ------
and, at the sole option and discretion of the BANK, renewal on the Revolving Line of Credit Initial Review Date set forth on the first page of this Agreement, and, if renewed, thereafter on each subsequent anniversary of the Revolving Line of Credit Initial Review Date (the Revolving Line of Credit Initial Review Date, and each anniversary thereof to which the Revolving Line of
Credit Loan is renewed and extended, being a "Review Date").   IF THE REVOLVING
LINE OF CREDIT LOAN IS NOT RENEWED BY THE BANK AS AFORESAID ON ANY REVIEW DATE, THE ENTIRE AMOUNT OF OUTSTANDING PRINCIPAL, ACCRUED INTEREST AND OTHER CHARGES PAYABLE THEREUNDER SHALL BE DUE AND PAYABLE BY BORROWER ON SUCH REVIEW DATE WITH RESPECT TO WHICH THE REVOLVING LINE OF CREDIT LOAN IS NOT RENEWED. BORROWER ACKNOWLEDGES AND AGREES THAT THE BANK HAS NO OBLIGATION OR COMMITMENT TO RENEW THE REVOLVING LINE OF CREDIT LOAN ON ANY REVIEW DATE. NOTWITHSTANDING THE FOREGOING, OR ANY PROVISION OF THE NOTE, ANY OF THE LOAN DOCUMENTS OR HEREIN TO THE CONTRARY, THE REVOLVING LINE OF CREDIT LOAN SHALL BE A DEMAND OBLIGATION OF BORROWER TO THE EXTENT THAT THE AMOUNT OUTSTANDING THEREUNDER AT ANY TIME EXCEEDS THE MAXIMUM AVAILABLE AMOUNT UNDER THE REVOLVING LINE OF CREDIT LOAN AS DETERMINED UNDER PARAGRAPH A OF THIS SECTION I ABOVE, BUT ONLY TO THE EXTENT OF THE AMOUNT OUTSTANDING IN EXCESS OF THE MAXIMUM AVAILABLE AMOUNT.

     D. Repayment of Principal.  The BORROWER shall make payments of principal
        ----------------------
on the Revolving Line of Credit Loan such that the outstanding principal balance thereunder at no time exceeds the maximum available amount thereunder as
determined under Paragraph A of this Section I above.   On the Review Date as to
which the Revolving Line of Credit Loan is not renewed, BORROWER shall pay in full all outstanding principal and accrued and unpaid interest under the Revolving Line of Credit Loan.

     E. Interest.  The Revolving Line of Credit Loan shall bear interest in
        --------
accordance with the following provisions:

        (a) Prime Rate.  The principal balance outstanding from time to time
            ----------
under the Revolving Line of Credit Loan, net of amounts subject to a Eurodollar based rate of interest as provided hereinbelow, shall bear interest at a variable annual rate equal to the Prime Rate. The "Prime Rate" shall be the rate published by The Wall Street Journal from time to time under the category "Prime
             -----------------------
Rate: The Base Rate on Corporate Loans posted by at least 75% of the Nation's 30 Largest Banks" (the lowest of the rates so published if more than one rate is published under this category at any given time) or such other comparable index rate selected by the Bank in its sole discretion if The Wall Street Journal
                                                    -----------------------
ceases to publish such rate. The BORROWER acknowledges that the Prime Rate is used for reference purposes only as an index and is not necessarily the lowest interest rate charged by the BANK on commercial loans. Each time the Prime Rate changes the interest rate under the Revolving Line of Credit Loan shall change contemporaneously with such change in the Prime Rate. Interest shall be calculated and charged daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year and shall be payable monthly in arrears.

     (b) Eurodollar Based Rate.  The BORROWER may elect from time to time,
         ---------------------
provided no Event of Default has occurred and is continuing, to have amounts advanced under the Revolving Line of Credit Loan bear interest for a period of one (1) month, two (2) months, three (3) months or six (6) months each (an "interest period") at a fixed annual rate equal to the Eurodollar rate (as hereinafter defined) plus one and six hundred twenty-five hundredths percent
                     ----
(1.625%) (the "Eurodollar Based Rate"). The BORROWER (i) may only elect the Eurodollar Based Rate with respect to a new or outstanding advance in an amount of not less than One Million Dollars ($1,000,000.00) and in increments above such amount of not less than One Hundred Thousand Dollars ($100,000.00), (ii) may not elect more than four (4) outstanding Eurodollar Advances (as hereinafter defined) at any time, and (iii) may not elect an interest period extending beyond the next Review Date. The BORROWER shall notify BANK in writing by 10:00 a.m. (Eastern Time) at least two (2) Banking Days (as hereinafter defined) in advance of the date upon which the BORROWER desires to convert an existing advance or have a new advance subject to the Eurodollar Based Rate. The BORROWER's notice to BANK as aforesaid shall specify the amount of the new or existing advance under the Revolving Line of Credit Loan that BORROWER desires to bear interest at the Eurodollar Based Rate, the interest period selected, and the date upon which such advance is requested to be converted or made (which must be a Banking Day). Any amounts outstanding under the Revolving Line of Credit Loan as to which BORROWER has elected a Eurodollar Based Rate shall hereinafter be referred to as a "Eurodollar Advance". All amounts outstanding under the Revolving Line of Credit Loan which are not subject to the Eurodollar Based Rate shall bear interest at a variable annual rate equal to the Prime Rate as provided hereinabove. Notwithstanding the foregoing provisions, the BORROWER may not convert existing advances to Eurodollar Advances at any time either an Event of Default exists under this Agreement or the Loan Documents, or any condition exists which, if not cured, would with the passage of time or the giving of notice, or both, constitute such an Event of Default. Interest on each Eurodollar Advance shall be calculated and charged daily on the basis of actual days elapsed over a three hundred sixty (360) day banking year and shall be payable monthly in arrears.

     (c) Definition of Banking Day.  For purposes hereof, a "Banking Day" means
         -------------------------
a day upon which banks are open for business to the general public in Nashua, New Hampshire, and upon which dealings are carried on and banks are open for business in the London interbank market.

     (d) Definition of Eurodollar Rate.  For purposes hereof, the term
         -----------------------------
"Eurodollar rate" shall mean the interest rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined by the BANK on the basis of the offered rates in the interbank Eurodollar market for deposits in U.S. dollars for a one (1) month, two (2) months, three (3) months or six (6) months period, as the case may be, which appear on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) Banking Days preceding the first day of such Eurodollar

Advance. If such rate does not appear on the Telerate System on any applicable interest determination date, the Eurodollar rate shall be the rate (rounded upward as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period for the Eurodollar Advance on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time), on the day that is two (2) Banking Days prior to the first day of such Eurodollar Advance. If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to the interest period for such Eurodollar Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Banking Days preceding the first day of such Eurodollar Advance. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to the interest period for such Eurodollar Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Banking Days preceding the first day of such Eurodollar Advance. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that the Eurodollar rate for such Eurodollar Advance cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage on the BANK with respect to Eurodollar deposits of the BANK, then for any period during which such Reserve Percentage shall apply, the Eurodollar rate shall be equal to the amount determined above divided by an amount equal to one (1) minus the Reserve Percentage actually maintained by the BANK. For purposes hereof, "Reserve Percentage" means the rate (expressed as a decimal) at which the BANK is required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System against Eurodollar liabilities outstanding.

     (e) Effect of Regulatory Change.  In the event that any Regulatory Change
         ---------------------------
(as hereinafter defined) shall:

         (i) change the basis of taxation of the amounts payable to the BANK in respect of any Eurodollar Advance (other than taxes imposed on the overall net income of the BANK);

         (ii) impose or modify any reserve, compulsory loan assessment, special deposit or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any office of the BANK in respect of any Eurodollar Advance (including any of such deposits referred to hereinabove in the definition of "Eurodollar rate"); or

         (iii) impose any other conditions affecting Eurodollar Advances;

and the result of any of the foregoing shall be to increase the BANK's costs of making or maintaining any Eurodollar Advances, or to reduce any amount receivable by the BANK hereunder in respect of any Eurodollar Advances, in each case only to the extent that such additional amounts are not included in the Eurodollar rate applicable to such Eurodollar Advance, then the BORROWER and BANK shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the BORROWER receives the notice referred to hereinbelow, an adjustment payable hereunder that will adequately compensate the BANK in light of these circumstances. If the BORROWER and the BANK are unable to agree to such adjustment within thirty (30) days of the date on which the BORROWER receives such notice, then commencing as of the date of such notice applicable to such Eurodollar Advance, the BORROWER shall pay on demand to the BANK and from time to time as specified by the BANK, such additional amounts as shall be sufficient to compensate the BANK for such increased cost or reduced amount receivable. Such amounts may include amounts that arise by reason of such a Regulatory Change for not more than thirty (30) days before receipt by the BORROWER of such notice. If the BANK becomes entitled to claim any additional amounts pursuant hereto, it shall promptly notify the BORROWER of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail the computation of any additional amounts payable pursuant hereto submitted by the BANK to the BORROWER shall be delivered to the BORROWER promptly after the initial incurrence of such additional amounts and shall be conclusive in the absence of manifest error. The covenants contained in this Section (e) shall survive for sixty (60) days following the termination of this Agreement and the payment of the Note or for such longer period as the BANK is contesting the validity or applicability of any law, regulation or condition as provided hereinbelow. No failure on the part of the BANK to demand compensation hereunder on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion.

     (f) Definition of Regulatory Change.  For purposes hereof, the term
         -------------------------------
"Regulatory Change" shall mean, with respect to the BANK, any change after the date of this Agreement in federal, state or foreign law or regulation (including without limitation Regulation D of the Board of Governors of the Federal Reserve System), including without limitation the issuance of any final regulations or guidelines, or the adoption or making after such date of any interpretation, directive or request applying to a class of lenders including BANK of or under any federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation thereof.

     (g) Limitations on Eurodollar Advances; Illegality.  Anything herein to the
         ----------------------------------------------
contrary notwithstanding, if, on or prior to the determination of an interest rate for any Eurodollar Advance, the BANK shall determine (which determination shall be conclusive absent manifest error) that:


         (i) by reason of any event affecting United States money markets or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for Eurodollar Advances under this Agreement; or

         (ii) the rates of interest referred to in the definition of "Eurodollar rate" hereinabove on the basis of which the rate of interest on any Eurodollar Advances for such period is determined, do not accurately reflect the cost to the BANK of making or maintaining such Eurodollar Advances for such period;

then the BANK shall give the BORROWER prompt notice thereof (and shall thereafter give the BORROWER prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the BANK shall be under no obligation to make Eurodollar Advances. Notwithstanding any other provision herein, if any Regulatory Change shall make it unlawful for the BANK to make or maintain Eurodollar Advances as contemplated by this Agreement, (i) the BANK's commitment hereunder to make Eurodollar Advances or continue Eurodollar Advances as such shall thereupon terminate, and (ii) all advances then outstanding under the Loan as Eurodollar Advances, if any, shall be converted automatically to Prime Rate advances on the respective last days of the then current period with respect to such Eurodollar Advances or within such earlier period as required by law. If any such conversion of a Eurodollar Advance occurs on a day which is not the last day of the then current period with respect thereto, the BORROWER shall pay to the BANK such amounts, if any, as may be required hereinbelow with respect to prepayments of Eurodollar Advances.

     (h) Prepayment: Indemnification.  Subject to the BORROWER's indemnification
         ---------------------------
obligations hereinafter set forth, the BORROWER may prepay the entire outstanding amount of any Eurodollar Advance at any time. The BORROWER shall pay to the BANK, upon the request of BANK, such amount or amounts as shall compensate the BANK for any loss (including, in the case of Eurodollar Advances, loss of profit), cost or expense incurred by the BANK (as reasonably determined by the BANK) as a result of: (A) any payment or prepayment (whether voluntarily or after acceleration and demand by the BANK pursuant to its rights hereunder) or conversion of any Eurodollar Advance held by the BANK on a date other than the last day of the term for such Eurodollar Advance; or (B) any failure by the BORROWER to borrow, convert into or continue a Eurodollar Advance on the date for such borrowing, conversion, or continuation specified in the relevant request by BORROWER for such Eurodollar Advance or otherwise; such compensation to include, without limitation, an amount equal to: (Y) any loss or expense suffered by the BANK during the period from the date of receipt of such early payment or prepayment or the date of such conversion or failure to borrow, convert or continue to the last day of the term for such Eurodollar Advance, if the rate of interest obtainable by the BANK upon the redeployment of an amount of funds equal to the Eurodollar Advance so paid, prepaid or converted or as to which such failure to borrow, convert or continue applies is less than the rate of interest applicable to such Eurodollar Advances for such term; and (Z) any loss or expense suffered by the BANK in liquidating Eurodollar deposits prior to maturity which the BANK is unable to redeploy and which correspond to the Eurodollar Advances so paid, prepaid or converted or as to which such failure to borrow, convert or continue applies. The determination by the BANK of the amount of any such loss or expense, then set forth in a written notice to the BORROWER, containing the BANK's calculation thereof in reasonable detail, shall be presumed correct in the absence of manifest error.

     F. Purposes.  Amounts advanced under the Revolving Line of Credit Loan
        --------
     shall be used
solely for financing (i) BORROWER's ordinary working capital requirements, and
(ii) Permitted Acquisitions (as hereinafter described). In no event shall amounts advanced under the Revolving Line of Credit Loan be used to provide loans, financing or funding to or on behalf of BORROWER's affiliates other than another BORROWER.

     G. Revolving Line of Credit Management.  BORROWER desires to use its loan
        -----------------------------------
account which indicates the BORROWER's current Indebtedness under the Revolving Line of Credit Loan (the "Loan Account") and its demand deposit account with the BANK (the "Demand Deposit Account") to manage BORROWER's funds and to maintain a desired target balance in BORROWER's Demand Deposit Account. In furtherance thereof, BORROWER intends to deliver to the BANK, in accordance with such instructions as BANK may from time to time provide, all checks, drafts, cash and other remittances in payment by debtors of BORROWER's accounts receivable ("Accounts"). All such checks, drafts, and other items shall be endorsed to the BANK for deposit to the BORROWER's Demand Deposit Account or as the BANK may otherwise specify from time to time. BORROWER hereby designates and appoints the BANK as BORROWER's attorney-in-fact to endorse all remittances in whatever form received for deposit in BORROWER's name to the Demand Deposit Account.
BANK shall not be obligated to (but may in its sole discretion) endorse and deposit remittances which are not in the proper name of BORROWER. All such remittances rejected for deposit by BANK may be returned to BORROWER and BORROWER shall receive no credit therefor. BANK shall have the right to date any undated remittances and to reject any postdated remittances or any remittances older than six (6) months. BANK may deposit any remittance notwithstanding any legend thereon. Checks and other drafts drawn in foreign currency shall be handled on an individual collection basis only, and BANK assumes no risk or responsibility for any loss which any party, including BORROWER, may suffer by virtue of fluctuations in exchange rates. Customary charges for such collections will be debited to the Demand Deposit Account. BORROWER shall from time to time inform the BANK of the target balance which BORROWER desires to maintain in its Demand Deposit Account, which shall in no event be less than any minimum balance (if any) required under this Agreement. To maintain the desired target balance in BORROWER's Demand Deposit Account, BORROWER hereby instructs, authorizes, and directs BANK to charge BORROWER's Demand Deposit Account to make payments to reduce the debit balance of BORROWER's Loan Account and to make payment of BORROWER's other obligations to the BANK, and to make advances under the Revolving Line of Credit Loan increasing the debit balance in BORROWER's Loan Account and credit the same to BORROWER's Demand Deposit Account. Notwithstanding the foregoing, BORROWER's obligations to pay each Loan are the general obligations of the BORROWER and shall not be deemed to be obligations to be satisfied solely from funds in the Demand Deposit Account or by advances under the Revolving Line of Credit Loan. BORROWER acknowledges and agrees that the target balance is only a desired goal based upon estimates and that the BANK shall have no responsibility for variances from the target balance as long as all charges, advances and credits are made in good faith. All credits against BORROWER's indebtedness indicated in the Loan Account shall be conditional upon final payment to the BANK of the items giving rise to such credits. The amount of any item credited against BORROWER's Loan Account which is not paid or which is charged back against the BANK for any reason may be charged as a debit to the Loan Account or may be charged back against the Demand Deposit Account of BORROWER, and shall be an obligation of the

BORROWER to the BANK in each instance whether or not the item so charged back or not paid is returned. Any item received in payment towards BORROWER's outstanding indebtedness reflected in the Loan Account which requires clearance or payment shall be considered to be applied immediately for purposes of determining the maximum available amount under BORROWER's Revolving Line of Credit under Section I(A) of this Agreement, but shall not be considered to have been credited to the Loan Account until two (2) business days after receipt by the BANK of such item for purposes of interest accruing on the outstanding indebtedness indicated by the Loan Account. Notwithstanding any other provision hereof, no advances shall be made by BANK to BORROWER's Demand Deposit Account at any time an Event of Default exists under this Agreement or the Loan Documents, or any condition exists which, if not cured, would with the passage of time or the giving of notice, or both, constitute such an Event of Default. Except in the case of BANK's gross negligence, willful misconduct, or failure to act in good faith, BANK shall not be liable for any act done or omitted by it in good faith, or for any mistake in fact or law, or for anything it may do or refrain from doing in connection with or as required by this Section I(G). In addition, BORROWER will reimburse and indemnify BANK for any damages, losses, liabilities, claims, costs, or expenses, of any kind whatsoever and however caused, including, but not limited to, reasonable attorneys' fees, paid, suffered or incurred by BANK as a result of any third party claim against BANK arising out of or in connection with BANK's performance of the services contemplated by this Section I(G) to be provided by BANK, except to the extent the same results from the gross negligence, willful misconduct, or failure to act in good faith by BANK.

II. TERM LOAN. The Term Loan first described above (the "Term Loan") shall bear interest and have a term as set forth in the promissory note evidencing such Loan (the "Term Note"), shall be issued subject to the terms and conditions of this Agreement and the other Loan Documents, and shall be secured by the Collateral provided for Loans pursuant to the Loan Documents.

III.   FEES.    In addition to such other fees as are provided in this Agreement and in the other Loan Documents, BORROWER agrees to pay the BANK the periodic fees set forth on Schedule A attached hereto with respect to the maintenance of
                  ----------
each Loan.

IV.    PAYMENTS.   All payments made by the BORROWER of principal and interest on the Loans, and other sums and charges payable under the Loan Documents, shall be made to the BANK in accordance with the terms of the respective Loan Documents in immediately available, lawful United States of America currency at its office set forth above, or by the debiting by the BANK of the demand deposit account(s) in the name of the BORROWER at the BANK, or in such other reasonable manner as may be designated by the BANK in writing to the BORROWER, and in any event shall be made in immediately available funds. The BORROWER authorizes the BANK automatically to debit the BORROWER's demand deposit account as described above.

V.     CONTINUING REPRESENTATIONS AND WARRANTIES.   The BORROWER warrants and
represents to the BANK that so long as any of the Obligations are outstanding:

     A.    Good Standing.   BORROWER, if other than a natural person, is duly
           -------------
organized, validly existing, and in good standing under the laws of its state of organization. BORROWER has the power to own its properties and to carry on its business as now being conducted.

     B.    Authority.   BORROWER has full power and authority to enter into this
           ---------
Agreement and to borrow under the Loan Documents, to execute and deliver the Loan Documents and to incur the obligations provided for herein and in the other Loan Documents, all of which have been duly authorized by all proper and necessary corporate or other action. The persons executing the Loan Documents on behalf of the BORROWER have been duly authorized to do so.

     C.    Binding Agreement.   This Agreement and the other Loan Documents
           -----------------
constitute the valid and legally binding obligations of the BORROWER, enforceable in accordance with their respective terms.

     D.    Litigation.   There are no suits or proceedings of any kind or nature
           ----------
pending or, to the knowledge of the BORROWER, threatened against or affecting the BORROWER or its assets which, if adversely determined, would have a material adverse effect on the financial condition or business of the BORROWER and which have not been disclosed in writing to the BANK.

     E.    Conflicting Agreements; Consents.   There is no charter, bylaw,
           --------------------------------
preference stock, or trust provision of the BORROWER, and no provision(s) of any existing mortgage, indenture, contract or agreement binding on the BORROWER or affecting its property, which would conflict with, have a material adverse effect upon, or in any way prevent the execution, delivery, or performance of the terms of this Agreement or the Loan Documents. The BORROWER is not required to obtain any order, consent, approval or authorization of any person, entity, or governmental authority in connection with or as a condition to the execution, delivery, and performance of this Agreement or the Loan Documents.

     F.    Financial Condition.   The financial statements delivered to the BANK
           -------------------
by the BORROWER have been and shall be prepared in accordance with generally accepted accounting principles, consistently applied; are and will be complete and correct; and fairly present the financial condition and results of the BORROWER for the reported periods. Other than those liabilities disclosed in writing to the BANK, there are no liabilities, direct or indirect, fixed or contingent, of the BORROWER which are not reflected in the financial statements or in the notes thereto which would be required to be disclosed therein, and there has been no material adverse change in the financial condition or operations of the BORROWER since the date of such financial statements.

     G.    Taxes.   BORROWER has filed all federal, state and local tax returns
           -----
required to be filed by it and has paid all taxes shown by such returns to be due and payable on or before the due dates thereof.

     H.    Solvency.   The present fair salable value of the BORROWER's assets
           --------
is greater than the amount required to pay its total liabilities; and the amount of the BORROWER's capital is adequate in view of the type of business in which it is engaged.

     I.    Full Disclosure.  None of the information with respect to the
           ---------------
BORROWER which has been furnished to the BANK in connection with the transactions contemplated hereby is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not misleading.

     J.    Employee Benefit Plans.  The BORROWER has not incurred any material
           ----------------------
accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has not incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto) in connection with any profit sharing, group insurance, bonus, deferred compensation, percentage compensation, stock option, severance pay, insurance, pension or retirement plan or other oral or written agreement or commitment relating to employment or fringe benefits or perquisites for employees, officers or directors of the BORROWER (an "Employee Benefit Plan"), and no Employee Benefit Plan which is subject to ERISA had, as of its latest valuation date, accrued benefits (whether or not vested) the present value of which exceeded the value of the assets of such Employee Benefit Plan, based upon actuarial assumptions utilized for such Plan.

     K.    Location of Records.   All of the books and records or true and
           -------------------
complete copies thereof relating to the accounts and contracts of the BORROWER are and will be kept at BORROWER's principal place of business located at the address first set forth above (the "Premises").

     L.    Compliance with Laws. To the best of BORROWER's knowledge, after due
           --------------------
inquiry, the BORROWER is in compliance in all material respects with all laws and governmental rules and regulations applicable to its businesses, properties and assets.

     M.    Employees.  To the best of BORROWER's knowledge, after due inquiry,
           ---------
the BORROWER has complied in all material respects with all laws relating to the employment of labor, including any provisions thereof relating to ERISA, wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and occupational safety and health, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

VI.    AFFIRMATIVE COVENANTS.   Until payment in full of all indebtedness under
the Loans and the other Obligations, the BORROWER hereby agrees that, unless the BANK shall otherwise consent in writing, it will:

     A.    Prompt Payment.  Pay promptly, subject to any applicable cure or
           --------------
grace period, when due all amounts due and owing to One BANK.

     B.    Use of Proceeds.  Use the proceeds of the Loans only for business
           ---------------
purposes and will furnish the BANK with such evidence as it may reasonably require with respect to such use.

     C.    Financial Statements.   Furnish the BANK with such financial
           --------------------
statements and reports of BORROWER as are described on Schedule A attached
                                                       ----------
hereto. All such statements shall be prepared on a consistent basis in a format reasonably acceptable to the BANK.

     D.    Maintenance of Existence.   Take all necessary action to maintain
           ------------------------
BORROWER's legal existence.

     E.    Maintenance of Business.   Do or cause to be done all things
           -----------------------
necessary to maintain and preserve BORROWER's business.

     F.    Maintenance of Insurance.   Keep all of BORROWER's properties
           ------------------------
adequately insured against loss or damage by fire and such other casualties and hazards as the BANK may specify from time to time; maintain adequate Workman's Compensation Insurance under applicable laws and Comprehensive General Public Liability Insurance; and maintain adequate insurance covering such other risks as customary for businesses of BORROWER's size and type. All insurance required hereunder shall be effected by valid and enforceable policies issued by insurers of recognized responsibility authorized to transact business within the State of New Hampshire. For the purposes of this Paragraph, an insurance policy shall be deemed to be "adequate" if it provides coverage against such risks and in such amounts as is customarily carried by owners of businesses and properties similar to those of BORROWER.

     G.    Inspection by the BANK.   Upon prior reasonable notice (other than in
           ----------------------
emergencies when no notice shall be required) and during normal business hours, permit any person designated by the BANK to inspect any of its books, records, and accounts (and including the making of copies thereof and extracts therefrom) during normal business hours.

     H.    Prompt Payment of Taxes.   Accrue its tax liability (including
           -----------------------
withholdings for employee taxes and social security) in accordance with usual accounting practice and pay or discharge (or cause to be paid or discharged) as they become due all taxes, assessments, and government charges upon its property, operations, income and products (as well as all claims for labor, materials or supplies), which, if unpaid might become a lien upon any of its property; provided, that the BORROWER shall, prior to payment thereof, have the right to contest such taxes, assessments and charges in good faith by appropriate proceedings so long as the BANK's interests are protected by bond, letter of credit, escrowed funds or other appropriate security.

     I.    Notification of Default Under This and Other Loan or Financing
           --------------------------------------------------------------
Arrangements.  Promptly notify the BANK in writing of the occurrence of any
------------
Event of Default under this Agreement or any other loan or financing arrangement.

     J.    Notification of Litigation.  Promptly notify the BANK in writing of
           --------------------------
any litigation that has been instituted or is pending or threatened which might have a material adverse effect on its continued operations or financial condition.

     K.    Notification of Governmental Action.   Promptly notify the BANK in
           -----------------------------------
writing of any governmental investigation or proceeding that has been instituted or is pending or threatened, including without limitation, matters relating to the federal or state tax returns of the BORROWER, compliance with the Occupational Safety and Health Act, or proceedings by the Treasury Department, Labor Department, or Pension Benefit Guaranty Corporation with respect to matters affecting employee welfare, benefit or retirement programs.

     L.    Maintenance of Records.   Keep adequate records and books of account,
           ----------------------
in which complete entries will be made in a manner reasonably acceptable to the BANK and consistently applied, reflecting all financial transactions of the BORROWER.

     M.    Compliance With Laws.   Comply in all material respects with all
           --------------------
applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property; provided, however, that BORROWER shall be entitled to contest the same in good faith so long as such action, in the BANK's sole opinion, does not have an adverse effect upon the BANK's rights hereunder.

     N.    Accounts and Deposits.   Maintain its primary operating and deposit
           ---------------------
accounts with the BANK.

     O.    Notification of Material Adverse Chances.  Promptly notify the BANK
           ----------------------------------------
in writing of any conditions or circumstances which might have a material adverse effect on BORROWER's continued operations or financial condition.

     P.    Additional Financial and Other Covenants.  Comply with the
           ----------------------------------------
additional financial and other covenants set forth on Schedule A attached
                                                      ----------
hereto.

VII.   NEGATIVE COVENANTS.   Until payment in full of all indebtedness under the
Loans and the other Obligations, the BORROWER will not, without the express prior written consent of the BANK:

     A.    Additional Indebtedness.  Incur indebtedness for borrowed money (or
           -----------------------
issue or sell any of its bonds, debentures, notes or similar obligations), or enter into capital leases, except: (1) borrowings under the Loans; (2) other Obligations to the BANK; (3) borrowings used to prepay in full the Obligations;
(4) ordinary trade account payables incurred in the regular course of business; and (5) indebtedness due from one BORROWER to another.

     B.    Guaranties, Endorsements, and Contingent Liabilities.  Guarantee,
           ----------------------------------------------------
endorse or otherwise become absolutely or contingently liable for the obligations of any other person, partnership, corporation or other entity.

     C.    Liens and Mortgages.  Incur, create, assume or suffer to exist any
           -------------------
mortgage, pledge, lien, attachment, security interest, charge or other encumbrance of any nature whatsoever on any of the BORROWER's assets, now or hereafter owned, other than: (1) security interests or liens that may be granted to the BANK; (2) deposits under Workmen's Compensation, Unemployment Insurance and Social Security laws; and (3) liens imposed by law, such as carriers, warehousemen's or mechanic's liens incurred in good faith in the ordinary course of business, and which do not in the aggregate have a material adverse effect on the BORROWER'S financial condition or its assets.

     D.    Capital Structure; Acquisition of Stock.   Alter or amend the
           ---------------------------------------
BORROWER's capital structure (other than in connection with a Permitted Acquisition or Permitted Divestiture as described below) or purchase, redeem or otherwise acquire value for any of its outstanding capital stock, other than purchases by Parent of its capital stock in the open market which (i) individually and in the aggregate do not result in a violation by the BORROWER of its financial covenants under this Agreement and (ii) are in compliance with the requirements of federal and state securities laws.

     E.    Dividends and Distributions.   Declare or pay dividends, or make any
           ---------------------------
other payment or distribution on account of BORROWER's capital stock.

     F.    Reorganizations and Acquisitions.   Liquidate, merge, or consolidate
           --------------------------------
into or with any other person or entity, or acquire all or substantially all of the assets, capital stock, or other ownership interests of any person or entity other than an acquisition of assets, capital stock, or other ownership interests of a person or entity (an "Acquired Party") which acquisition meets the following conditions (a "Permitted Acquisition"):

           (i) the BORROWER shall provide reasonably satisfactory information and analysis to the BANK at least ten (10) days prior to completion of the acquisition concerning the Acquired Party and the effect of the acquisition upon the financial condition and operations of the BORROWER; and

           (ii) immediately prior to such acquisition and after giving effect thereto, no Event of Default shall exist, including, but not limited to, any violation of BORROWER's financial covenants existing prior to or resulting from the acquisition.

The BORROWER's principal financial officer shall certify as to the BORROWER's compliance with the conditions set forth hereinabove at least ten (10) days prior complete the acquisition.

     G.    Sale or Disposition of Assets.  Sell, lease, transfer or otherwise
           -----------------------------
dispose of the assets or properties of the BORROWER, except in the ordinary course of business, or the capital stock of any subsidiary of the Parent, other than a divestiture of assets, capital stock, or other ownership interests of any BORROWER which meets the following conditions (a "Permitted Divestiture"):

           (i) the BORROWER shall provide reasonably satisfactory information and analysis to the BANK at least ten (10) days prior to completion of the divestiture concerning the effect of the divestiture upon the financial condition and operations of the BORROWER; and

          (ii) immediately prior to such divestiture and after giving effect thereto, no Event of Default shall exist, including, but not limited to, any violation of BORROWER's financial covenants existing prior to or resulting from the divestiture.

The BORROWER's principal financial officer shall certify as to the BORROWER's compliance with the conditions set forth hereinabove at least ten (10) days prior to completion of the divestiture.

    H.    Ownership; Management.  Change the current ownership by Parent of any
          ---------------------
other BORROWER (other than pursuant to a Permitted Divestiture), or replace Michael H. Foster as the Chairman and Chief Executive Officer of the Parent.

    I.    Covenant to Third Parties Regarding Liens and Mortgages.  Provide any
          -------------------------------------------------------
covenant to, or enter into any agreement with, any third party identical to, substantially similar to, or of the general nature of the covenant provided by the BORROWER to the BANK in Section VII(C) hereinabove.

VIII.    CONDITIONS PRECEDENT TO MAKING OF LOANS.   The obligation of the BANK
to make any Loan and make disbursements of the proceeds of the same to the BORROWER is subject to the satisfaction by the BORROWER or its representatives of the following conditions precedent with respect to such Loan: (1) the BORROWER has executed and delivered all of the Loan Documents deemed appropriate and necessary by the BANK, in form and substance satisfactory to the BANK; (2) the BORROWER's warranties and representations as contained herein and in the Loan Documents shall be accurate and complete and the BANK has received satisfactory evidence of the same, including, at BANK's option, an opinion of BORROWER's legal counsel to that effect; and (3) the BORROWER shall not be in default under any of the covenants, warranties, representations, terms, or conditions contained in this Agreement or in the Loan Documents as of the date of entering into such Loan and as of the date of each disbursement thereunder.

IX.      EVENTS OF DEFAULT; ACCELERATION.   The occurrence of any one or more of
the following events shall constitute a default under this Agreement, each of the other Loan Documents, and the Obligations (collectively, "Events of Default"): (1) if any statement, representation or warranty made by the BORROWER in this Agreement or in any of the other Loan Documents, or in connection with any of the same, or if any financial statement, report, schedule, or certificate furnished by the BORROWER or any of its officers or accountants to the BANK, shall prove to have been false or misleading when made, or subsequently becomes false or misleading, in any material respect (as determined in the BANK's sole discretion); (2) default by the BORROWER in payment on its due date of any principal or interest called for under any of the Loans or the Loan Documents, or of other amounts due under any other of the Obligations, or other event of default under the Loan Documents or the other Obligations, provided such default is not cured within any applicable grace period thereunder; (3) default by the BORROWER in the performance or observance of any of the provisions, terms, conditions, warranties of covenants of this Agreement, the Loan Documents, or any other of the Obligations; (4) the dissolution, termination of existence, merger or consolidation of the BORROWER or a sale of

BORROWER's business not in the ordinary course of business; (5) the BORROWER shall (a) apply for or consent to the appointment of a receiver, trustee or liquidated of it or any of its property, (b) make a general assignment for the benefit of creditors, (c) be adjudicated as bankrupt or insolvent, (d) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation under any law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, or (e) offer or enter into any composition, extension or arrangement seeking relief or extension of its debts; (6) proceedings shall be commenced or an order, judgment or decree shall be entered, without the application, approval or consent of the BORROWER, in or by any court of competent jurisdiction, relating to the bankruptcy, dissolution, liquidation, reorganization or the appointment of a receiver, trustee or liquidator of the BORROWER of all or a substantial part of its assets, and such proceedings, order, judgment or decree shall continue undischarged or unstayed for a period of sixty (60) days; (7) BORROWER's inability to pay its debts as they mature or other act of insolvency, however defined and determined by the BANK in its sole discretion; or (8) a judgment for the payment of money shall be rendered against the BORROWER and the same shall remain undischarged for a period of thirty (30) days, during which period execution shall not be effectively stayed.

    Upon the occurrence of any Event of Default, the BANK's commitment to make further Loans or any advance thereunder, under the Loan Documents or any other agreement with the BORROWER shall immediately cease and terminate and, at the election of the BANK, all of the Obligations of the BORROWER to the BANK, either under this Agreement, the Loan Documents, or otherwise, will immediately become due and payable without further demand, notice or protest, all of which are hereby expressly waived. Thereafter, the BANK may proceed to protect and enforce its rights, at law, in equity, or otherwise, against the BORROWER, under this Agreement, under any Loan Documents, under any other agreement between the BORROWER and the BANK, or under any agreement between any guarantor or endorser of the BORROWER's Obligations to the BANK.

X.    BANK'S RIGHTS TO ASSIGN, PLEDGE AND PARTICIPATE LOANS.

     A.    Right to Pledge Notes.  BANK may at any time pledge all or any
           ---------------------
portion of its rights under the Loan Documents, including any portion of either of the Notes to any of the twelve (12) Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release BANK from its obligations under any of the Loan Documents.

     B.    Assignment of Loans.  BANK shall have the unrestricted right at any
           -------------------
time or from time to time, and without BORROWER's consent, to assign all or any portion of its right and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and BORROWER agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as BANK shall deem necessary to effect the foregoing. In addition, at the request of BANK and any such Assignee, BORROWER shall issue one or more new promissory notes, as applicable, to any such Assignee and, if BANK has retained any of its rights and obligations hereunder following such assignment, to BANK, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by BANK prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and BANK after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by BANK in connection with such assignment, and the payment by Assignee of the purchase price agreed to by BANK, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of BANK hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by BANK pursuant to the assignment documentation between BANK and such Assignee, and BANK shall be released from its obligations hereunder and thereunder to a corresponding extent.

      C.   Participation of Loans.  BANK shall have the unrestricted right at
           ----------------------
any time and from time to time, and without the consent of or notice to BORROWER, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in BANK's obligations to lend hereunder and/or any or all of the loans held by BANK hereunder. In the event of any such grant by BANK of a participating interest to a Participant, whether or not upon notice to BORROWER, BANK shall remain responsible for the performance of its obligations hereunder and BORROWER shall continue to deal solely and directly with BANK in connection with BANK's rights and obligations hereunder.

      D.   Information to Assignees and Participants.  BANK may furnish any
           -----------------------------------------
information concerning BORROWER in its possession from time to time to prospective Assignees and Participants, provided that BANK shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

XI.   MISCELLANEOUS PROVISIONS.

      A.   Entire Agreement; Waivers. This Agreement, the Schedules hereto, and
           -------------------------
the other Loan Documents together constitute the entire agreement between the BORROWER and the BANK and no covenant, term, condition or other provision thereof nor any default in connection therewith may be waived except by an instrument in writing, signed by the BANK and delivered to the BORROWER. The BANK's failure to exercise or enforce any of its rights, powers or privileges this Agreement or the other Loan Documents shall not operate as a waiver thereof. In the event of any conflict between the terms, covenants, conditions and restrictions contained in the Loan Documents, the term, covenant, condition or restriction which confers the greatest benefit upon the BANK shall control. The determination as to which term, covenant, condition or restriction is more beneficial shall be made by the BANK in its sole discretion.

      B.   Remedies Cumulative.  All remedies provided under this Agreement and
           -------------------
the other Loan Documents or afforded by law shall be cumulative and available to the BANK until all of the BORROWER's Obligations to the BANK have been paid in full.

      C.    Survival of Covenants. All covenants, agreements, representations
            ---------------------
and warranties made in this Agreement and in the Loan Documents shall be deemed to be material and to have been relied on by the BANK, notwithstanding any investigation made by the BANK or in its behalf, and shall survive the execution and delivery of its Agreement and the Loan Documents. All such covenants, agreements, representations and warranties shall bind and inure to the benefit of the BORROWER's and the BANK's successors and assigns, whether so expressed or not.

      D.    Governing Law; Jurisdiction.  This Agreement and the other Loan
            ---------------------------
Documents shall be construed and their provisions interpreted under and in accordance with the laws of the State of New Hampshire. The BORROWER, to the extent they may legally do so, hereby consent to the jurisdiction of the courts of the State of New Hampshire and the United States District Court for the State of New Hampshire for the purpose of any suit, action or other proceeding arising out of any of their obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have to venue In any such courts.

      E.    Assurance of Execution and Delivery of Additional Instruments.  The
            -------------------------------------------------------------
BORROWER agrees to execute and deliver, or to cause to be executed and delivered, to the BANK all such further instruments, and to do or cause to be done all such further acts and things, as the BANK may reasonably request or as may be necessary or desirable to effect further the purposes of this Agreement and the other Loan Documents, but such shall not, in any event, be required to provide collateral for this unsecured loan.

      F.    Waivers and Assents.  The BORROWER hereby waives, to the fullest
            -------------------
extent by law, demand, notice, protest, notice of acceptance of this Agreement and the other Loan Documents, notice of Loans made, credit extended, or other action taken in reliance hereon and all other demands and notices of any description with respect to the Loan Documents. The BORROWER assents to any extension or postponement of the time of payment or any other indulgence, to the of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the BANK may deem advisable.

      G.    Successors and Assigns.  This Agreement and the Loan Documents shall
            ----------------------
be binding upon and inure to the benefit of the BANK, the BORROWER and their respective successors and assigns; provided, however, the rights and obligations of the BORROWER are not assignable, delegable or transferable without the consent of the BANK.

      H.    Payment of Bank's Expenses.  The BORROWER hereby covenants and
            --------------------------
agrees that it shall pay to the BANK, on demand, any and all reasonable out-of-pocket expenses, including reasonable attorneys' fees, court costs, sheriffs' fees, and other expenses incurred or paid by the BANK in protecting and enforcing its rights under this Agreement, the other Loan Documents and the other Obligations, including the costs of preparation of this Agreement and the Loan Documents, and any amendments, modifications, consents or waivers in respect thereof, and all filing, auditing, accounting, and appraisal fees, if applicable.

     I.    The Bank's Right to Offset.  The BORROWER hereby grants to the BANK a
           --------------------------
lien, continuing security interest, and right of setoff as security for all liabilities and obligations to BANK, whether now existing or hereafter arising, upon, in and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of BANK or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, BANK may set off the same or any part thereof and apply to same to any liability or obligation of BORROWER even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     J.    Notices.  All notices, requests, demands and other communications
           -------
provided for hereunder shall be in writing (including telegraphic communication) and shall be either mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight courier service, to the applicable party at its address set forth at the beginning of this Agreement or such other address as provided to the other parties by notice as herein provided, and shall be effective on the date of the first attempted delivery thereof by the U.S. Postal Service or overnight courier service, as shown on the registered or certified mail return receipt or courier log.

     K.    Savings Clause.  Any provision of this Agreement or any of the other
           --------------
Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     L.    Term of this Agreement. This Agreement shall remain in full force and
           ----------------------
effect until all of the Obligations have been paid in full and all of the terms, conditions and covenants under the Loan Documents have been performed.

     M.    Usury.  All agreements between BORROWER and BANK are hereby expressly
           -----
limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to BANK for the use or the forbearance of the indebtedness evidenced by either of the Notes exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then the Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of BORROWER and BANK in the execution, delivery and acceptance of this Agreement and the Notes to contract in strict compliance with the laws of the State of New Hampshire from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Notes or other Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever BANK should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the applicable Note and not to the payment of interest. This provision shall control every other provision of the Notes and all other Loan Documents.

    N.    Lost Note or other Loan Document.  Upon receipt of an affidavit of an
          --------------------------------
officer of BANK as to the loss, theft, destruction or mutilation of any Note or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Loan Document, BORROWER will issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

    O.    Waiver of Trial by Jury.  BORROWER AND BANK MUTUALLY HEREBY KNOWINGLY,
          -----------------------
VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND MAKE THE LOANS.


    IN WITNESS WHEREOF, the BANK and the BORROWER have executed this Agreement all as of the day and year first above written.


WITNESS:                          BANK:

                                  FLEET BANK - NH

/s/Elizabeth M. Fogelgren
/s/ Curtis W. Little, Jr.         By:  /s/ Elizabeth M. Fogelgren
-------------------------              ---------------------------
                                       Elizabeth M. Fogelgren
                                       Assistant Vice President

                                FLEET BANK - NH
                           COMMERCIAL LOAN AGREEMENT

                                   SCHEDULE A
                                   ----------

                        ADDITIONAL TERMS AND CONDITIONS

I.  Fees Payable by BORROWER:
    ------------------------

Loan Restructuring Fee:  $25,000 payable to BANK at Closing.

Unused Revolving Line of Credit Commitment Fee: 0.2% per annum of daily average of unadvanced amounts under Revolving Line of Credit Loan (based upon the maximum available amount under Section I. A. of the Loan Agreement), determined and payable quarterly in arrears.

II.  Description of Financial Statements and Reports to be Delivered:
     ---------------------------------------------------------------

       A. Annual consolidated and consolidating financial statements of BORROWER within ninety (90) days after the end of each fiscal year, including balance sheets and statements of income, retained earnings and surplus, and a statement of cash flow, together with supporting schedules, setting forth in each case comparative figures for the preceding fiscal year, and in each case audited by and with an unqualified opinion of a "big six" independent certified public accounting firm.

       B. Annual reports on Form 10-K and quarterly reports on Form 10-Q of the Parent as and when filed with the United States Securities and Exchange Commission.

       C. Annual budgets and financial projections on a quarterly basis as prepared by BORROWER for each fiscal year of BORROWER within thirty (30) days of the beginning of each fiscal year.

       D. Monthly management prepared consolidated financial statements of BORROWER within twenty (20) days after the end of each calendar month, including balance sheets and statements of income, retained earnings and surplus, and a statement of cash flow, together with supporting schedules.

       E. Letters to management issued to BORROWER by its independent certified public accounting firm in connection with its audit of the BORROWER for each fiscal year with respect to which any such letters are issued, as and when such letters are received by the BORROWER.

III.  Description of Additional Financial and other Covenants:
      --------------------------------------------------------

       A. BORROWER shall have on a consolidated basis a minimum Net Worth (as hereinafter defined) equal to at least Twenty-one Million Dollars ($21,000,000.00) as at September 30, 1997
and at all times thereafter through September 29, 1998, and equal to least Twenty-five Million Dollars ($25,000,000.00) as at September 30, 1998 and at all times thereafter. "Net Worth " means total assets minus total liabilities, all as determined in accordance with generally accepted accounting principles from BORROWER's financial statements delivered to the Bank in accordance with the covenants of BORROWER hereinabove (the "Financial Statements").

    B. BORROWER shall have on a consolidated basis a ratio of Funded Debt (as hereinafter defined) to EBITDA (as hereinafter defined) of not greater than (i) 4.5.0:1 as at September 30, 1997; and (ii) 3.0:1 as at September 30, 1998 and as at each fiscal quarter end thereafter. "Funded Debt " means the aggregate interest bearing indebtedness of the BORROWER as of the applicable date of determination, all as determined in accordance with generally accepted accounting principles from BORROWER's Financial Statements. "EBITDA" means earnings for the twelve-month period ending on the applicable date of determination, before reduction for interest, taxes, depreciation, and amortization expense for such period, all as determined in accordance with generally accepted accounting principles from BORROWER's Financial Statements.

    C. The BORROWER shall maintain EBITDA of not less than $3,000,000 for the three (3) months ended December 31, 1997; $6,500,000 for the six (6) months ended March 31, 1998; and $10,000,000 for the nine (9) months ended June 30, 1998, and at each fiscal quarter end thereafter, all as shown on BORROWER's Financial Statements.

    D. BORROWER shall have on a consolidated basis a ratio of EBIT (as hereinafter defined) to Interest Expense (as hereinafter defined) of not less than 3.0:1 as at each fiscal quarter end of BORROWER. "EBIT" means earnings for the twelve (12) month period prior to the date of determination, before reduction for Interest Expense and taxes, all as determined in accordance with generally accepted accounting principles from BORROWER's Financial Statements. "Interest Expense" means the aggregate interest on all indebtedness and capital leases of the BORROWER payable during the twelve (12) month period prior to the date of determination, all as determined in accordance with generally accepted accounting principles from BORROWER's Financial Statements.

    E. BORROWER shall not make capital expenditures in any fiscal year in an aggregate amount exceeding $2,500,000.00, commencing with the fiscal year ending September 30, 1998.

    F. BORROWER shall have a ratio of EBITDA to Debt Service (as hereinafter defined) of not less than 2.0:1 as of each fiscal quarter end of BORROWER commencing September 30, 1997. As used herein, "Debt Service" means the aggregate interest on the Revolving Line of Credit Loan and principal and interest on all other Loans under the Loan Agreement due and payable during the twelve (12) month period ending on the date of determination, all as determined in accordance with GAAP from BORROWER's Financial Statements.

    G. BORROWER shall report and certify to Bank its compliance with the financial covenants hereinabove within forty-five (45) days of each fiscal quarter end on the form attached hereto as Exhibit A.
                                           ---------

                                   BORROWER:

                                   WPI GROUP, INC.,
                                   WPI POWER SYSTEMS, INC.,
                                   WPI MAGNETEC, INC.,
                                   WPI ELECTRONICS, INC.,
                                   WPI TERMIFLEX, INC.,
                                   WPI MICRO PALM, INC.,
                                   WPI MICRO PROCESSOR SYSTEMS, INC.
                                   WPI DECISIONKEY, INC.,
                                   WPI UK HOLDING, INC.,
                                   WPI UK HOLDING II, INC.,
                                   WPI OYSTER TERMINALS, INC., and
                                   WPI HUSKY COMPUTERS, INC.

/s/ Elizabeth M. Fogelgren
/s/ Curtis W. Little, Jr.          By: /s/ John W. Powers
----------------------------           --------------------------------------
                                       John W. Powers, for, on behalf of, and
                                       as Duly Authorized Officer or Agent of
                                       each of the above-named corporations

                                FLEET BANK - NH
                           COMMERCIAL LOAN AGREEMENT

                                   SCHEDULE A

                                   EXHIBIT A

                             COMPLIANCE CERTIFICATE

Fleet Bank - NH
650 Elm Street
Manchester, New Hampshire 03101

ATTENTION: Mark L. Young, Senior Vice President

Ladies and Gentlemen:

Pursuant to the provisions of a certain Amended and Restated Commercial Loan Agreement dated as of December 26, 1997 (the "Loan Agreement"), by and between WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., WPI MICRO PROCESSOR SYSTEMS, INC., WPI DECISIONKEY, INC., WPI UK HOLDING, INC., WPI UK HOLDING II, INC., and WPI OYSTER TERMINALS, INC., each a New Hampshire corporation, and HUSKY COMPUTERS, INC., a Florida corporation (collectively, the "BORROWER"), and FLEET BANK - NH, a bank organized under the laws of the State of New Hampshire with a principal place of business at 1155 Elm Street, Manchester, New Hampshire (the "BANK"), the undersigned hereby certifies as follows:

  1. That the financial statements and reports (the Financial Statements.) of the BORROWER delivered to the Bank with this certificate are true and accurate in all material respects for the periods covered therein and as of the date thereof, and there have been no material changes since the date of such Financial Statements to the date hereof.

  2. That during the periods set forth in the Financial Statements, the BORROWER was in compliance with the Financial Covenants set forth in Section III of Schedule A of the Loan Agreement, and, specifically, that as of the ending date of the period covered by the Financial Statements, the BORROWER had a:

  (a) Net Worth of $_________________ (Requirement: $21,000,000.00 or greater);
                                      [Subject to increase per Loan Agreement]

  (b) Ratio of Funded Debt to EBITDA of _______:_______ (Requirement: not
                                                         greater than 3.0:1);

  (c) EBITDA of $______________ (Requirement: not less than $3,500,000)
                                 [subject to increase per Loan Agreement]

  (d) Ratio of EBIT to Interest Expense of ______:______ (Requirement: not
                                                           less than 3.0:1);

  (e) Capital expenditures of $____________________ (Requirement: not to exceed
                                                      $2,500,000.00); and

  (f) Ratio of EBITDA to Debt Service of ______:______ (Requirement: not less than 2.0:1).

  3. The representations and warranties contained in the Loan Agreement are otherwise true and correct in all material respects on and as of the date hereof as if made on and as of such date and all covenants contained in the Loan Agreement have been and continue to be met.

  Terms defined in the Loan Agreement and not otherwise expressly defined herein are used herein with the meanings so defined in the Loan Agreement.

  IN WITNESS WHEREOF, the undersigned has executed this certificate on this _____ day of _________________, 199___.


                                  WPI GROUP, INC.,
                                  WPI POWER SYSTEMS, INC.,
                                  WPI MAGNETEC, INC.,
                                  WPI ELECTRONICS, INC.,
                                  WPI TERMIFLEX, INC.,
                                  WPI MICRO PALM, INC.,
                                  WPI MICRO PROCESSOR SYSTEMS, INC.,
                                  WPI DECISIONKEY, INC.,
                                  WPI UK HOLDING, INC.,
                                  WPI UK HOLDING II, INC.,
                                  WPI OYSTER TERMINALS, INC., and
                                  WPI HUSKY COMPUTERS, INC.


                                  By:
-----------------------------        ---------------------------------------
Witness                              As Duly Authorized Officer or Agent of
                                     each of the above-named corporations